Exhibit 99

CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report (“Operating Report”) contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

As the Company previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company’s public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneously with the filing of the SEC’s complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties regarding the Company’s financial condition and financial accounting.

The Company’s outside auditors, KPMG LLP, advised the Company that they could not complete their audit of the Company’s financial statements for its fiscal year ended December 28, 2002 and could not perform their review of the Company’s 2003 quarterly interim financial statements in accordance with Statement on Auditing Standards (“SAS”) 100 until they both analyzed the report of the independent examiner appointed under the terms of the SEC judgment and obtained the necessary management representation letter.

The Company notified the SEC that it would not, as a practical matter, be able to file its 2002 Form 10-K and one or more Form 10-Qs in a timely manner as required by the SEC Judgment. On March 31, 2003, the Company filed with the court a motion for clarification of the SEC Judgment in order to request limited relief from the obligation to file reports, subject to certain conditions. On April 10, 2003, the court entered an order on the Company’s motion. The order provides that the Company and its officers, directors, employees and agents are not, and will not be in the future, in contempt of the SEC Judgment as a result of the Company’s failure to timely file its 2002 Form 10-K and one or more Form 10-Qs with the SEC as required; provided that, among other things, (1) the Company files the financial statements that would have been included in its 2002 Form 10-K and a management’s discussion and analysis covering the financial statements on or before May 15, 2003, and (2) the Company files the financial statements that would have been included in any such Form 10-Qs in a timely manner. The report of the independent examiner was issued on September 5, 2003 and delivered to the court on September 12, 2003. The Company filed the report of the independent examiner with the SEC under cover of Form 8-K on September 12, 2003. The independent examiner’s report questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results.

The Company’s management is analyzing the findings of the independent examiner’s report. The Company will attempt to complete its analyses promptly. However, as a result of the independent examiner’s report and the Company’s filing for voluntary bankruptcy on March 17, 2003, the Company can neither provide any guidance as to the impact, if any, on the Company’s financial statements that may result from these analyses nor state with any certainty as to when the analyses will be completed. Further, the Company cannot assure investors that it will not need to restate its 2003 financial statements or prior year financial statements.

The Company is filing its monthly operating report for the five weeks ended November 29, 2003. As stated above, the 2002 historical financial statements, which were utilized to develop this report, have not been audited and, accordingly, the Company cannot give any assurance that the financial information contained herein will not be subject to future adjustment. In addition, the Company’s pending bankruptcy case or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements or disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures. The Company expects any independent auditors’ report issued on its 2002 fiscal year-end financial statements to contain an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

_________________________________x

In re:	Chapter 11 Case No.

SPIEGEL, INC., et al.	03-11540 (CB)

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM OCTOBER 26, 2003 TO NOVEMBER 29, 2003

DEBTORS’ ADDRESS:	SPIEGEL, INC.
3500 LACEY ROAD
DOWNERS GROVE, IL 60515

	DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):	$147,833

DEBTORS’ ATTORNEYS:	SHEARMAN & STERLING
599 LEXINGTON AVE
NEW YORK, NY 10022

CONSOLIDATED OPERATING INCOME
	(IN THOUSANDS):	$ 18,979

REPORT PREPARER:	SPIEGEL, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.

/s/ JIM PEKAREK

Jim Pekarek Vice President-Corporate Controller

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

SPIEGEL, INC. AND SUBSIDIARIES

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidated Balance Sheet

November 29, 2003

(unaudited)

($000s omitted, except share and per share amounts)

ASSETS

Current assets:
Cash and cash equivalents	$84,212
Receivables, net	75,393
Inventories	316,097
Prepaid expenses	65,131
Refundable income taxes	2,191
Net assets of discontinued operations	20,098

Total current assets	563,122

Property and equipment, net	235,686
Intangible assets, net	135,721
Other assets	32,229

Total assets	$966,758

LIABILITIES and STOCKHOLDERS’ DEFICIT

Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$306,069
Current portion of long-term debt	48,000

Total current liabilities	354,069

Liabilities subject to compromise	1,465,276
Total liabilities	1,819,345

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010
Additional paid-in capital	329,489
Accumulated other comprehensive loss	(25,717)
Accumulated deficit	(1,288,314)

Total stockholders’ deficit	(852,587)

Total liabilities and stockholders’ deficit	$966,758

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Operations

(unaudited)

($000s omitted)

Five Weeks Ended November 29, 2003
Net sales and other revenues:
Net sales	$195,369
Finance revenue	—
Other revenue	16,549

211,918
Cost of sales and operating expenses:
Cost of sales, including buying and occupancy expenses	112,051
Selling, general and administrative expenses	93,075

205,126
Estimated income of non-debtors	20
Operating income	6,812
Interest expense	529

Income from operations before reorganization items	6,283

Reorganization items, net	(12,696)

Income from operations before income taxes	18,979

Income tax benefit	—

Net income from operations	$18,979

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Cash Flows

(unaudited)

($000s omitted)

Five Weeks Ended November 29, 2003
Cash flows from operating activities:
Net income	$18,979
Adjustments to reconcile net income to net cash provided by operating activities:
Reorganization items, net	(12,696)
Depreciation and amortization	4,653
Change in assets and liabilities:
Increase in receivables, net	(13,814)
Increase in investments/advances to non-debtors	(101)
Decrease in inventories	40,546
Increase in prepaid expenses	(1,745)
Increase in accounts payable and other accrued liabilities	25,929
Increase in refundable income taxes	(107)

Net cash provided by operating activities	61,644

Net cash used for reorganization items	(4,480)

Cash flows from investing activities:
Net additions to property and equipment	(953)
Net increase to other assets	(883)

Net cash used in investing activities	(1,836)

Cash flows from financing activities:
Issuance of debt	—
Payment of debt	—
Contribution from minority interest of consolidated subsidiary	—

Net cash provided by financing activities	—

Effect of exchange rate changes on cash	85

Net change in cash and cash equivalents	55,413
Cash and cash equivalents at beginning of period	28,423

Cash and cash equivalents at end of period	$83,836

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Notes to Consolidated Financial Statements

(unaudited)

($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code

In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700 million, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank (“FCNB”) notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company’s asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al. Case No. 03-11540 (CB).” Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

The following material subsidiaries were not included in the Chapter 11 case: FCNB, First Consumers Credit Corporation (FCCC), Financial Services Acceptance Corporation (FSAC), Spiegel Acceptance Corporation (SAC) and Spiegel Credit Corporation III. As a result of the Company’s decision in the fourth quarter of fiscal 2001 to sell the bankcard segment, the assets and liabilities of FCNB, FCCC and FSAC, the Company’s subsidiaries included in its bankcard segment, were reflected as discontinued operations in the Company’s financial statements beginning in the fourth quarter of fiscal 2001. As discussed below, the Company’s special purpose bank, FCNB, began a formal liquidation in fiscal 2003 under the terms of a pre-existing disposition plan agreed to with the Office of the Comptroller of the Currency (the “OCC”). The assets of SAC at November 29, 2003 consist primarily of other receivables approximating $0.6 million, which relate to the private-label credit card operation. The liabilities of SAC total approximately $22 million at November 29, 2003 and represent primarily accrued expenses.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount, which was later reduced to $350 million. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process.

As of November 29, 2003 there were $0 borrowings outstanding under the DIP Facility. On November 29, 2003 funds available under the DIP Facility totaled $201.5 million. The Company had $0.5 million in letters of credit outstanding as of November 29, 2003.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

The matters discussed above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statements of operations. Cash used for reorganization items is disclosed separately in the unaudited consolidated statements of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

In July 2003, the Company received bankruptcy court approval to implement a Key Employee Retention Plan (“KERP”), which provides cash incentives to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation

The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. The SEC independent examiner’s report, filed by the Company with the SEC on September 12, 2003, questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results. The Company’s management is analyzing the findings of the independent examiner’s report. The Company will attempt to complete its analyses promptly. However, as a result of the independent examiner’s report and the Company’s filing for voluntary bankruptcy on March 17, 2003, the Company can neither provide any guidance as to the impact, if any, on the Company’s financial statements that may result from these analyses nor state with any certainty as to when the analyses will be completed. Any financial information derived from the Company’s 2002 fiscal year financial statements has not been audited and 2003 information has not been reviewed in accordance with SAS No. 100. Consequently, and in light of the questions raised by the independent examiner’s report, the Company’s financial information included in this report may be subject to future adjustment or restatement. In addition, the reorganization process or the formation or consummation of a plan of reorganization may result in the need to modify or update the financial statement disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures included in this report. The Company also expects any independent auditors’ report issued to contain an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern.

The consolidated balance sheet includes the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is in the process of liquidating its bankcard business and has reflected the bankcard business as a discontinued operation. FCNB submitted a liquidation plan to the OCC and has begun its formal liquidation. In addition, in March 2003 the Company also discontinued charging privileges on all of its private-label credit cards. FCNB, in addition to its own bankcard operations, has issued substantially all of the Company’s private label credit cards and stopped all receivable servicing efforts on June 30, 2003.

The merchant companies have issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company has determined to cease issuing new private-label credit cards internally and has stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables, which had a balance of approximately $5 million, for approximately $4 million to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with Alliance Data Systems (“Alliance Data”), the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Services provided by Alliance Data under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. Alliance Data began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with Alliance Data. In addition, payments to the Company for customer purchases made with their Alliance Data-issued cards are subject to a 20% “holdback”. The holdback currently equals 20% of the principal portion of the receivable balance for merchant accounts financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its operating expenses and principal balance write-offs in connection with customers’ failure to pay their credit card accounts under certain circumstances, including cessation of the Company’s business or termination of the agreement or its funding arrangement. After the first anniversary date of the Alliance Data agreement, the agreement also contains certain restrictions limiting the Company’s ability to make significant changes to its operations. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated if the Company satisfies certain financial criteria. The Company has recorded the holdback, which approximates $10.4 million as of November 29, 2003, as a receivable in the consolidated balance sheet. As of November 29, 2003, a reserve was not recorded against this receivable as the Company believes that the balance is collectible based upon the likelihood that the Company will emerge from Chapter 11 and that certain financial criteria will be achieved in future periods. The Company will assess the collectability of the receivable balance each period based upon the collection rates on the credit cards and the likelihood that the Company will emerge from Chapter 11 and will be able to meet the financial criteria contained in the agreement. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

(3) Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the November 29, 2003 balance sheet as “Liabilities subject to compromise.”

Liabilities subject to compromise consist of the following:

November 29, 2003
Debt	$1,252,857
Trade payables	140,458
Salaries, wages and employee benefits	279
Other liabilities	71,682

Total liabilities subject to compromise	$1,465,276

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management’s attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:

The net expense resulting from the Company’s Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the five weeks ended November 29, 2003:

Lease Rejection	$(14,068)
Professional fees	678
Interest income	(42)
Other	736

$(12,696)

Schedule 1

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidating Balance Sheet

November 29, 2003

(unaudited)

($000s omitted, except share and per share amounts)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$83,836	$49,754	$(49,378)	$84,212
Receivables, net	74,759	866	(232)	75,393
Inventories	316,097	—	—	316,097
Prepaid expenses	65,131	1	(1)	65,131
Refundable income taxes	2,191	—	—	2,191
Deferred income taxes	—	12,527	(12,527)	—
Net assets of discontinued operations	(21,492)		41,590	20,098

Total current assets	520,521	63,148	(20,548)	563,122

Investments in and advances to/from affiliates, net	24,246	(628,265)	604,019	—
Property and equipment, net	235,686	—	—	235,686
Intangible assets, net	135,721	—	—	135,721
Other assets	24,791	25,938	(18,500)	32,229

Total assets	$940,966	$(539,179)	$564,971	$966,758

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise

Current liabilities:
Accounts payable and accrued liabilities	$280,277	$52,213	$(26,421)	$306,069
Current portion of long-term debt	48,000	—	—	48,000

Total current liabilities	328,277	52,213	(26,421)	354,069

Long-term debt, excluding current portion	—	100	(100)	—
Deferred income taxes	—	12,527	(12,527)	—

Total liabilities not subject to compromise	328,277	64,840	(39,048)	354,069

Liabilities subject to compromise	1,465,276	—	—	1,465,276
Total liabilities	1,793,553	64,840	(39,048)	1,819,345

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945	—	—	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010	26,247	(26,247)	117,010
Additional paid-in capital	329,489	255,093	(255,093)	329,489
Accumulated other comprehensive loss	(25,717)	—	—	(25,717)
Accumulated deficit	(1,288,314)	(885,359)	885,359	(1,288,314)

Total stockholders’ deficit	(852,587)	(604,019)	604,019	(852,587)

Total liabilities and stockholders’ deficit	$940,966	$(539,179)	$564,971	$966,758

Schedule 2

Spiegel, Inc. and Debtor Subsidiaries

Cash Disbursements

For the Period from October 26 to November 29, 2003

Unaudited

($000s omitted)

	Spiegel Catalog	Newport News	Spiegel Marketing Corp.	Spiegel Group Teleservices U.S.	Spiegel Group Teleservices Canada	Eddie Bauer	Eddie Bauer Canada	DFS	Spiegel Mgmt.	Spiegel, Inc.	Gemini Credit Services	Total
Disbursements
Accounts Payable	(6,081)	(797)		(80)	(151)	(23,009)	(447)	(4,609)	(4,710)	—		(39,884)
Merchandise Payments	(4,453)	(6,147)				(10,152)	(377)					(21,129)
Otto Payments	(935)	(1,479)				(16,779)	(1,071)					(20,264)
Payroll	(998)	(1,752)		(2,836)		(11,581)	(72)	(2,139)		(3,547)		(22,925)
Taxes	—	—				(4,457)	(523)					(4,980)
Transportation	(172)	(596)				(1,823)	(250)					(2,841)
Postage	(5,200)	(2,888)				(4,706)		(1,727)				(14,521)
US Customs	—	(529)				(2,708)	(926)					(4,163)
Rent	(1,025)	(327)		(106)			(2,930)					(4,388)
Group Insurance							(23)			(2,855)		(2,878)
Other	(1,175)	(3,401)		(96)		6,163	(69)			(11,129)		(9,707)
Debt Interest and Fees										(153)		(153)

	(20,039)	(17,916)	—	(3,118)	(151)	(69,052)	(6,688)	(8,475)	(4,710)	(17,684)	—	(147,833)

Schedule 3

Spiegel, Inc. and Debtor Subsidiaries

Additional Information

For the Period from October 26 to November 29, 2003

(unaudited)

($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

All wages and salaries paid (GROSS) or incurred:	$22,803

The amount of payroll taxes withheld:
Federal (FIT, FICA, FUTA)	$4,267
State (SIT, SUI)	656
Local Taxes	110
State Disability (SDI/UC)	11

The amount of employer payroll tax contributions incurred:
FICA	$1,594

Gross taxable sales	$195,369
Sales tax collected	6,506
Property taxes	5
Any other taxes	88

Date and amount paid over to each taxing agency for taxes:

Date	Federal	State	Local	State Disability
10/27/2003	$1,683	$231	$2	$3
10/28/2003	8	167
10/29/2003		32
10/30/2003		2
10/31/2003	67	47
11/07/2003	261	57	10
11/10/2003	1,469	155	2	3
11/11/2003		6	33
11/14/2003		57	2
11/20/2003			27
11/21/2003	106
11/24/2003	1,001	69	2	3
11/25/2003		26	10
11/26/2003	519	108